Exhibit 10.6

LIFESCI ACQUISITION II CORP.
250 W. 55th St., #3401
New York, NY 10019

November 20, 2020

LifeSci Capital LLC

250 W. 55th St., #3401

New York, NY 10019

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of LifeSci Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), LifeSci Capital LLC (“LC”) shall make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 250 W. 55th St., #3401, New York, NY 10019 (or any successor location). In exchange therefore, the Company shall pay LC a sum of $10,000 per month, respectively, on the Effective Date and continuing monthly thereafter until the Termination Date. LC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established by the Company for the benefit of the Company’s public stockholders upon the consummation of the IPO as described in the Registration Statement ( “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

LIFESCI ACQUISITION II CORP.

By:	/s/ Andrew McDonald
Name: Andrew McDonald
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

LIFESCI CAPITAL LLC

By:	/s/ Andrew McDonald
Name: Andrew McDonald
Title: Chief Executive Officer